CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-192519, 333-195662, 333-204597, 333-212107, 333-213471, 333-214593, 333-228933, 333-229278, 333-262690 and 333-287242 on Form S-3 and Registration Statement Nos. 333-185612, 333-208575, 333-216518, 333-225054, 333-256130, 333-272857 and 333-287758 on Form S-8 of our reports dated February 25, 2026, relating to the financial statements of Par Pacific Holdings, Inc. and subsidiaries and the effectiveness of Par Pacific Holdings, Inc. and subsidiaries' internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP
Houston, Texas
February 25, 2026